EXHIBIT 99.1

Federated National Holding Company Announces Bruce Simberg Election to Board of Directors

SUNRISE, Fla., Jan. 29, 2016 (GLOBE NEWSWIRE) -- Federated National Holding Company (Nasdaq:FNHC) (the “Company”), a Florida-based provider of insurance, announced today that Bruce F. Simberg has rejoined the Company’s Board of Directors and will resume his role as Chairman of the Board, effective immediately.

Mr. Simberg previously served as a member of the Company’s Board, and it’s Chairman, from 1998 until March 2015, when he resigned from the Board for personal reasons. Mr. Simberg has advised the Board that his other personal commitments, including his law practice, have matured so that he can once again dedicate the necessary time and attention to serving on the Board as its Chairman. He brings to the Board his extensive historical knowledge about the Company and its operations, as well as his extensive experience with the insurance industry.

“We are delighted that Bruce is able to rejoin us, enabling us to benefit from his extensive knowledge about the Company and the insurance industry,” Michael H. Braun, the Company’s Chief Executive Officer, said.

In connection with Mr. Simberg’s election, the Board approved a resolution increasing the size of the Board from seven to eight directors.  Six members of the Company’s Board are independent, reflecting a diverse set of skills and experiences in the areas of reinsurance, underwriting, agents, financial reporting, compliance and investments.

About the Company

The Company is authorized to underwrite, and/or place through our wholly owned subsidiaries, homeowners' multi-peril ("homeowners"), commercial general liability, federal flood, personal auto and various other lines of insurance in Florida and various other states.  The Company also serves as managing general agent for its joint venture, Monarch National Insurance Company. The Company markets and distributes its own and third-party insurers' products and our other services through a network of independent agents. The Company also utilizes a select number of general agents for the same purpose.

Forward-Looking Statements/Safe Harbor Statements

Safe harbor statement under the Private Securities Litigation Reform Act of 1995:

Statements that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will" or the negative thereof or other variations thereon and similar words or phrases or comparable terminology are intended to identify forward-looking statements.

Forward-looking statements might also include, but are not limited to, one or more of the following:

  Projections of revenues, income, earnings per share, dividends, capital structure or other financial items or measures;
  Descriptions of plans or objectives of management for future operations, insurance products/or services;
  Forecasts of future insurable events, economic performance, liquidity, need for funding and income; and
  Descriptions of assumptions or estimates underlying or relating to any of the foregoing.

The risks and uncertainties include, without limitation, risks and uncertainties related to estimates, assumptions and projections generally; the nature of the Company's business; the adequacy of its reserves for loss and loss adjustment expense; claims experience; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail) and other catastrophic losses; reinsurance costs and the ability of reinsurers to indemnify the Company; raising additional capital and our potential failure to meet minimum capital and surplus requirements; potential assessments that support property and casualty insurance pools and associations; the effectiveness of internal financial controls; the effectiveness of our underwriting, pricing and related loss limitation methods; changes in loss trends; court decisions and trends in litigation; our potential failure to pay claims accurately; ability to obtain regulatory approval applications for requested rate increases, or to underwrite in additional jurisdictions, and the timing thereof; the impact that the results of the Monarch joint venture may have on our results of operations; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; legislative and regulatory developments; the outcome of litigation pending against the Company, and any settlement thereof; dependence on investment income and the composition of the Company's investment portfolio; insurance agents; ratings by industry services; the reliability of our information technology systems; reliance on key personnel; acts of war and terrorist activities; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission.

In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including claims and litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a contingency. Reported results may therefore appear to be volatile in certain accounting periods.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake any obligation to update publicly or revise any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: Michael H. Braun, CEO (954) 308-1322
or Peter J. Prygelski, CFO (954) 308-1252